STURM, RUGER & CO., INC.

Q2 2010 Earnings Conference Call

July 29, 2010

9:00 a.m. EDT

ARMS MAKERS FOR RESPONSIBLE CITIZENS®

Distributor Sell-through vs. Bookings
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Q2 2010 Earnings Conference Call 7/29/10

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Company and Distributor Finished Goods Inventory

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Q2 2010 Earnings Conference Call 7/29/10

ARMS MAKERS FOR RESPONSIBLE CITIZENS®

RUGER

Final Transcript
Thomson StreetEvents
Conference Call Transcript RGR - Q2 2010 Sturm Ruger Earnings Conference Call Event Date/Time: Jul 29, 2010 / 01:00PM GMT

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

CORPORATE PARTICIPANTS

Mike Fifer
Sturm, Ruger & Company - President, CEO

Kevin Reid
Sturm, Ruger & Company, Inc. - General Counsel

CONFERENCE CALL PARTICIPANTS

Scott Hamann
Keybanc Capital Markets - Analyst

Bret Jordan
Avondale Partners - Analyst

Brian Rafn
Morgan Dempsey Capital - Analyst

Stephen Merkel
Private Investor

Ben Daniel
Private Investor

Chris Harrell
Verity Investment Management Group - Analyst

Daniel Koslowski
Private Investor

Mark Close
Oppenheimer & Close - Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Second Quarter 2010 Sturm Ruger Earnings conference call. My name is Jeff and I'll be your operator for today. (Operator Instructions). As a reminder this conference is being recorded for replay purposes.

I would now like to turn the conference over to your host for today, Mr. Mike Fifer, President and CEO. Please proceed, sir.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Good morning and welcome to our second quarter conference call at Sturm, Ruger & Company.

As usual, we'd like to start with the reading of the caution on forward-looking statements by Kevin Reid, our General Counsel, and then we'll give you a quick overview of the second quarter and we can get right into your question.

Kevin Reid - Sturm, Ruger & Company, Inc. - General Counsel

Good morning.

I know this is standard, but we really want to emphasize that statements made in the course of this presentation that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, are forward-looking statements. It's important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to the Company's reports on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the first and second quarters of 2010. Copies of these documents may be obtained through the Company or at our website at www.ruger.com, of course from the SEC. Furthermore, management disclaims all responsibility to update forward-looking statements.

Mike?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Thank you, Kevin.

For the second quarter of 2010, net sales were $64.4 million and earnings were $0.43 per share.

For the corresponding period in 2009, net sales were $72.4 million and earnings were $0.46 per share.

Even though they are lower, we are pleased with the second quarter sales and earnings compared to 2009 because the second quarter 2009 was clearly the peak of the post-election surge in demand.

About one-third of our sales in the first half of this year were from new products. In the second quarter, about 22% of our sales were from new products as we stopped including sales of LCP in that tally.

The definition we use for new products includes only the first two years of sales from major product introductions. In the second quarter, this included the SR-9 compact, the LCR family and the SR-556 family. We're not counting the original SR-9, the LCP, minor line extensions, additional new calibers of mature products, or any distributor specials. They are all so important for our business, but we just don't include them in the definition of new product sales.

We're putting up a slide now that shows some history of our quarterly bookings and distributor sell-through numbers. There are several things to note from the slide, and I understand there's about a 30-second delay, so hopefully it'll pop here soon.

First, the pattern is similar each year with very strong bookings in the first quarter. This tracks the schedule of distributor shows and the Shot Show, wherein an independent distributor hosts retailers and book a lot of business for the (technical difficulty) on the year from those retailers.

The distributors then place orders with all their manufacturers. So the distributors have just got a lot of business from retailers, business that generally is more heavily for the front half of the year but also includes a lot of long guns for the back half of the year. And then they turn right around and transmit those orders not as direct retail orders, but they're all and they consolidate them all and then send orders up to us.

Now they typically order far more than they expect to receive or ship within that first quarter. And of course, part of our job is to ship them, that stuff as fast as we can.

Second, bookings from distributors are generally less than distributor sell-through to retailers for the rest of the year with the fewest bookings typically, but not always, in the third quarter.

Third, distributor sell-through to retailers is generally more stable and far less volatile than the bookings from distributors. That's the primary reason we've started to give more weight to distributor sell-through than we give to distributor bookings when deciding what to produce in our factories.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Fourth, the National Instant Criminal Background Check System background check numbers, known as NICS checks, had been stronger since the presidential election than they were before the election, which likely reflects continued strength in consumer demand for firearms in spite of our anemic economy. The surge appears to be over, but the base level of business now appears to be higher than it was prior to the surge.

The distributor sell-through graph supports this theory and also supports our belief in the strength of our new products in generating consumer demand for Ruger and the subsequent pull-through of Ruger products through the channel.

Finally, the small spike in distributor sell-through in the first quarter of 2010 may be partially results of Ruger doing a very good job in fulfilling orders from distributors, resulting in an increased stability on their part to rapidly fulfill the retailer orders that they booked at their January and February tradeshows. That in turn may also have contributed to the sharper decline in bookings from distributors in the second quarter.

We're now putting up an inventory slide that shows some history of the quarterly combined finished goods inventory at Ruger and at our independent distributors.

We are hearing anecdotally that our year-to-date performance is better than that of our competitors, and that the overall market is probably softer than our performance indicates.

Consequently, we are proceeding cautiously into the third quarter. For example, in response to the second quarter reduction in distributor sell-through, the Company reduced production modestly during the second quarter to minimize the inventory build of distributors and at the Company. We'll probably do so again in the third quarter just as we've typically done in the past during third quarters.

Since the NICS background check numbers are still relatively strong, it's our belief that consumers are buying but that the retailers are in a cautious mode and are working down their inventories. They're probably not buying as much from the independent distributors as they in turn are actually selling to the consumer.

While we'd like to see every level of the channel carrying more Ruger products, we'd prefer to have some room to build inventories in the channel during the third and fourth quarters of each year so that we can keep our production levels and therefore our workforce relatively stable.

Therefore, we target our lowest inventory levels from when we have just fulfilled the distributor show orders, typically late second quarter, and our highest inventory levels just prior to the next year's shows, typically late fourth quarter.

During the period covered by this graph, the Company sales had nearly doubled while the inventory is at about one half of its peak amount.

Ruger certainly had too much inventory in the past but probably does not have enough now. We also feel that the distributors do not have enough inventory right now especially as consumer demand for our products has increased.

The principle takeaway from this slide, however, is that we believe all levels of the channel would benefit for more inventory, which we hope to encourage through the rest of the year as we try to position our brand for successful distributor tradeshow season in the first quarter of 2011.

During the second quarter we generated $17.8 million in cash from operations. As a result, our balance sheet of June 30, 2010 remains very strong. Our cash and equivalents totaled $58.7 million at the end of the quarter, and we had a current ratio of 4-to-1. We have no debt.

During the second quarter, capital expenditures totaled $12.6 million with much of that dedicated to machinery and tooling for new products that have not yet been introduced. We expect to invest approximately $18 million to $20 million for capital expenditures through the end of this year.

Based on the operating results of the second quarter, we have declared a dividend of $0.10 per share payable on August 27 to shareholders of record on August 13.

I'd like to remind everyone on the call that the dividend is based operating results, which necessary vary every quarter, and therefore the dividend also varies every quarter. Nonetheless, we are pleased to see that the dividend from the second quarter reached $0.10 per share. Our second highest quarterly dividend since we instituted it at the beginning of last year.

In June 30, 2010, $10 million remained authorized per share repurchases.

Those were the highlights for the quarter. And now I'd like to respond to your questions about the second quarter.

Operator, can we please have the first quarter.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

QUESTION AND ANSWER

Operator

Absolutely. (Operator Instructions). Our first question comes from the line of Scott Hamann with Keybanc Capital Markets. Please proceed.

Scott Hamann - Keybanc Capital Markets - Analyst

Hey, good morning. Can you give us a little bit more detail on what you're seeing in some of these key categories in terms of competition?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, let's take 380s and our popular LCP. I think we have the dominant share in that category and it's still running very strong. But nearly every competitor out there has come out with one. In fact, Taurus has come out with one they call the TCP, playing as much as they can right off of our name. Smith and Wesson has just come out with one and other folks have come out with one.

So I expected to get harder out there. We haven't seen it yet, but I expected to get harder to dominate that category going forward.

Scott Hamann - Keybanc Capital Markets - Analyst

Okay. And then in terms of inventory at a unit level, you kind of talked a little bit about where you are now. How should we think about your comfort level and the retailers' and distributors' comfort level given the demand environment that we're seeing right now for the balance of the year?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Scott, I'm not really sure what you mean by comfort level there.

I'm in communication with all our distributors, reminding them that we are one of the last remaining true two-step distributors. And so as you might expect, I'm going to put some pressure on them that they need to carry larger amounts of our inventory than they do of some of our competitors who [keyed] every way to Sunday and go around them and sell the buying groups or sell direct through stocking programs or whatever, that in fact they really need to view our business differently.

And the initial response I've gotten from several of them is, "Gee, you're right, you know; we really should look at your business differently." So I would expect that we can get these guys who've been priding themselves on greater than (technical difficulty) inventory turns to maybe become real distributors again.

 Scott Hamann - Keybanc Capital Markets - Analyst

 Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

As far as the retail channel goes, I think a couple of things have happened there that are interesting. For example, they couldn't get a semi-automatic center fire rifles in quantity when they really wanted them in the first half of last year. Anything they got was sold immediately and they really couldn't keep them in inventory.

And then at the late summer, they got just inundated with them, particularly the retailers who bought some buying groups. They largely didn't get their buying group orders through the first part of the year and then they just got buried. And as you know, you got a couple pallets worth of AR-style rifles that uses up a lot of you're open to buy and ties up a lot of your capital.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

We've made some progress on working that down, but now a similar thing has just happened with ammo where ammo is very, very scarce and they couldn't get it and they couldn't get it. And retailers often foolish; they will order 10 times what they want in the hopes to get what they do want. Well, whenever a surge ends and capacity catches up, suddenly they end up drowning in inventory. And we've heard from a number of them that they got all the ammo they ever wanted and a whole bunch they didn't want. And so that will tie up some of they're open to buy, tie up their capital.

But we've been pleasantly surprised how they continue to reorder the popular Ruger products that are just selling right through and in particular our new products. But also, for example, the product that started the company, the standard pistol now called the Mark III, is selling amazingly well and that really isn't a new product at all. It's been there all 61 years of the Company's history.

Scott Hamann - Keybanc Capital Markets - Analyst

Okay. And then just a final question. Now in terms of the retail sell-through that you're seeing, outside of the seasonal trends, how would you characterize the pattern throughout the quarter? I mean did it decelerate or kind of remain stable or --?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, it follows what I would call the sort of traditional. And that really, there weren't any surprises. We weren't shocked by anything or alarmed by anything. This is just pretty normal.

Scott Hamann - Keybanc Capital Markets - Analyst

Okay. Thank you very much.

Operator

Our next question comes from the line of Bret Jordan with Avondale Partners. Please proceed.

Bret Jordan - Avondale Partners - Analyst

Hi, good morning. A couple of quick questions here on more product specifics; how's the 556 category looking? You did just mention against the surge in the first half of last year, it sounded as if in the last conference call things might have been picking up a little bit.

And also is there any product line that you're stocking out of? I think you'd also previously talked about the 22/45 being in short supply. Are you pretty much up to date with most of skews you have?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Let's take those as two questions.

First, on the Modern Sporting Rifle category, or AR-style firearms, we think based only on anecdotal evidence that that has probably bottomed out at some point that we've seen -- we watched the distributor sell-through very, very closely. And there have been some little upticks and then it settles a bit, and then little upticks and it settles a bit.

So I think it's probably at or past the bottom of that and starting to recover a little bit that retailers have managed to sell off some of the grossly excess inventory they had late last summer and fall and have started to reorder some. So we've actually increased our daily production of that family of products.

And is there another question?

Bret Jordan - Avondale Partners - Analyst

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Usually, you may have trouble keeping them in stock right now because of the popularity?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, I think the hardest gun to get in America right now is our SR-9 compact. And this is a gun that just won the Handgun of the Year. Third year in a row we've won it and we're very proud of that. So there's nothing like new products to generate demand.

Bret Jordan - Avondale Partners - Analyst

And one last question, as far as new product timing, you've gotten more than half of your CapEx in the first half of the year. Are there any product launches that we should expect in the second half or is most of this year's investment for first half or first quarter of '11 product launch?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, let me correct the misstatement. I think I said that at least $12.6 million in the second quarter. That's actually our year-to-date number.

Bret Jordan - Avondale Partners - Analyst

Right, full year. So is that sort of early investment for product launch in this year or is that investment for product launch next year?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, I'll tell you what, I've never launched the product on time I think in my entire career, I mean certainly not at Ruger. But we're trying like the dickens. And when they're ready and when I have X number of thousands on the loading dock ready to ship, we're going to announce them.

Bret Jordan - Avondale Partners - Analyst

Okay. And then one last question, now if you look at labor as a percentage of sales in this quarter versus the prior year second quarter, do you have that number?

Mike Fifer - Sturm, Ruger & Company - President, CEO

I'm not sure that we've actually given that number out in the past. But they're really close. Really close.

Bret Jordan - Avondale Partners - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

We haven't seen any material deterioration. We have seen a little bit of change as some NICS changes here. For example, the newest products tend to have the least labor content. Where the old classics like a large frame double-action revolver, there's a lot of expensive stainless steel in it, but there's a lot more labor than stainless steel, and where the new products tend to have very little labor content to them.

So over time, even I think if volumes decline, we'll be making some progress with the shift towards newer products maybe with more modern manufacturing techniques that require less individual gunsmithing.

So there's some offset. Now the two work against each other, but I think we'll see a continued improvement.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Bret Jordan - Avondale Partners - Analyst

All right, thank you.

Operator

Our next question comes from the line of Brian Rafn with Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes, good morning, guys.

Let me ask you relative to the sell-through, as you look at some of these compact guns, the LCP, the LCR, the new SR-9 compact, and to some degree even the SR-556 compact, is your sell-through for those guns as back-ups for police or is this more of a female shooter that likes the ergonomics of a smaller gun frame?

Mike Fifer - Sturm, Ruger & Company - President, CEO

We don't know. What we suspect is that it's pretty widely popular across the broad spectrum of consumers. And that's kind of what the anecdotes that we get back from retailers seem to confirm. And our own personal observation as we work retailer promotion is that there, everybody likes them.

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes. So don't you have people filling out those product registration cards, Mike? Don't you get some sense even if it's on a time delay basis as to who the final buyer is?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, we've tried to run so thinly that we don't have anybody actually looking at those cards. Those cards are strictly if we ever, God forbid, have to send out a recall notice. We're not actually analyzing them.

Brian Rafn - Morgan Dempsey Capital - Analyst

And not actually analyzing. Okay.

From the standpoint of military and police sales, now that you've got the SR-556, what is that looking like across -- in the U.S. or across the world?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, I think any material sales there are years away. We've just started that product line. We'll be announcing some additions to it over time. But we don't have an appropriate handgun yet for that market. So we've really got a ways to go. And I think that there isn't any real big activity ongoing right now. I know that some other folks tout the military every time they have a conference call and then make it sound like it's tomorrow, but frankly, we think it's years away.

Brian Rafn - Morgan Dempsey Capital - Analyst

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Okay. You guys also talked about, and correct me if I'm wrong, about developing kind of mini foundries on the factory floor. How is that process going?

Mike Fifer - Sturm, Ruger & Company - President, CEO

It's coming along. We don't have the first one yet launched because we are trying to do some new technologies. It's not just a straight downscale. There's some new technologies we're trying to do, most of which are doing okay. But, as you'd expect, one or two technologies are a little behind.

We were hoping to get the first mini foundry in place by year end and that -- there's still potential for that. It might slip into early next year.

Brian Rafn - Morgan Dempsey Capital - Analyst

And when you get the total build-out, Mike, how many foundries might you be running? Half a dozen or a dozen or --

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, we often describe the foundry in terms of setups per day, meaning a big wax tree is considered one setup, whether it has four parts on it or 50 parts. And that seems to be a useful way to measure what's going through the foundry.

And right now we have a foundry that I think was really designed long before my time that kind of operated 1,600 setups per day and it's I think been as high as 2,400, and by and large now, maybe is running at 500, 600,700 a day.

And what we're targeting our mini foundries to do is to operate efficiently at 200 setups per day. And so we probably need four of them to replace what we have now.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay, okay, okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

And the idea is we could turn on or off a small mini foundry line one at a time. So it might build capacity from more than we have today, but we could quickly turn them on and off.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Give me a sense as you guys -- you'd mentioned there with your thousands of guns ready to launch on your loading dock. How has the cycle time between engineering design, prototyping to production, then to launch? How was that compressed in the last three or four years and actually bringing a new gun to market?

Mike Fifer - Sturm, Ruger & Company - President, CEO

I don't think it has.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. So with all the rapid prototyping and all the design, you mentioned the newer guns having less labor content, is it still a couple of years or give me a sense as to what that, from conceptualization to actually getting that gun out to the wholesaler? What is that, months, years?

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Company - President, CEO

It's a year longer than we plan.

Brian Rafn - Morgan Dempsey Capital - Analyst
Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

And a lot of that has to do, if you think about the nature of guns. The best computer model in the world, and we do model these things and we sort of fire them extensively in a computer model and do a lot of finite element analysis and a lot of other things. None of that quite compares to 40,000 PSI in a small chamber, in a millions of a second. You know, in the real world, you've got to get out there and shoot 10,000 rounds and then go back to the drawing board and modify something. Get the parts made, go back out, shoot another 10,000 rounds and make another little modification. All the computer work in the world still doesn't quite seem to capture the incredible energy transfer in a tiny short period of time when you actually fire the gun.

Brian Rafn - Morgan Dempsey Capital - Analyst
Yes.

Mike Fifer - Sturm, Ruger & Company - President, CEO

So they're a little harder to design than I would have ever guessed.

Brian Rafn - Morgan Dempsey Capital - Analyst
Okay. What type of shifts are you guys using in Newport and Prescott? How many production shifts of labor you guys are running and what, eight-hour shifts, 10-hour shifts? How much overtime?

Mike Fifer - Sturm, Ruger & Company - President, CEO

I wouldn't split it between the two plants. I'd split it sort of more between mature product lines and new product lines. So the newest product lines tend to run pretty close to 24 hours a day and the mature product lines are probably closer to 10 or 12 hours a day.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Is that on a five-day week, Mike?

Mike Fifer - Sturm, Ruger & Company - President, CEO

By and large, yes.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. When you look at the factory floor, and you talk about getting out of your old batch processing, you're talking about your flexible cell lines, are you running at all of these incremental product iterations with the SR-9, now the SR-9 compact? Are you running multiple gun frame designs within a cell or you're just opening up new cells?

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Company - President, CEO

To the extent that the smaller-size cells tend to be more specialized, as we batch them together and create super-cells, then it tends to be more of a complete product line, flowing through there with all the different models.

We're still not at a situation where five guns and coming through one after another are four different models. They tend to still be -- even in our most flexible lines, you're still doing a single piece, but yet a batch of a single SKU before you bring in the parts and do the next SKU.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

So we made tremendous progress but, boy, we got a long way to go still.

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes, Okay. Okay. You got any ideas in building safety stock? Did you guys kind of talk any unit volumes or inventories that you want to add relative to -- can you put a numerical metric on it?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, we try to give an estimate in the 10-Q each time. What we think the additional capital investment might be to get that inventory up -- and I've got to flip to the page here to find out what we just had in there. But I have a feeling it was sort in the $7 million to $10 million more from where we stand today.

Brian Rafn - Morgan Dempsey Capital - Analyst
Okay. Okay, fair enough.

And then just one, kind of one final, if you look at your kind of new product launches, how much of that would be new gun frames versus -- you guys have done a lot of business in the heritage collectibles, did small finite caliber changes. You even have guns that have a left-hand grip. How much of some of these other nuances go forward versus just a radical new line like the ER-- SR-556.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, we've added a lot of engineers. And I would say that the bulk of our engineering talent is focused on new products rather than minor line extensions or new calibers.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

That tends to be that the junior guys cut their teeth on the line extensions and the new calibers and the more capable folks are truly dedicated to new products.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. And then one final one, Mike, on the M&A area, are you finding any attractive candidates? Are you looking at -- and maybe talk a little bit about how you're seeing pricing as well as the availability of deals?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Now if anything, the pricing relative to the value being offered has gotten even farther out of whack than it was at the peak. Everybody still wants the price they had, although in some cases their earnings are down 75% from where they were 12 months ago.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

So I'd say it's more unattainable now than it was even then. Reality will come -- sink home, but it's not going to do it for a while.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Okay. All right. Thanks, Mike.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Okay.

Operator

(Operator Instructions).

Kevin Reid - Sturm, Ruger & Company, Inc. - General Counsel

Jeff, we've got one online question.

Operator

Oh, go ahead.

Kevin Reid - Sturm, Ruger & Company, Inc. - General Counsel

The question is, "is the decline in the level of investment casting a level to be expected on in the future?"

Mike Fifer - Sturm, Ruger & Company - President, CEO

The nature of the investment castings business is the following. If you have an investment casting need that's not controlled by ITAR, it's not sort of a defense industry related, it's not something that has exceptional precision required like in straightening or heat treat, it's not something that you need urgently in three weeks, then you're going offshore to get it. And frankly, you can probably buy that investment casting offshore cheaper than I can buy the metal here in the U.S.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

If, on the other hand, like in firearms, you have ITAR regulations and you can't go to China to get it, or if you really desperately need it in three weeks or it's really a part that has very close heat treatment tolerances, straightening tolerances, whatever, then we actually can compete.

But I would say that the long-term outlook for investment casting in the United States, for just regular or commercial uses, that's definitely on the decline, although I think most of the declines already happened. I don't think there's too many people who haven't figured out you can go to China and buy cheaper than you buy the raw metal here.

Do we have -- Jeff, do we have anymore questions?

Operator

 We do actually, and it comes from the line of Brian Rafn with Morgan Dempsey Capital. Please proceed, sir.

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes. Give me a sense of what you're seeing, Mike, in commodity inflation and either metals or -- I know you guys do a lot certainly in gunstocks, the walnut, birch and beech, resins, waxes, ceramics. Do you see any pricing inflation on the commodity side?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Yes. There's pricing inflation on steel.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

But nothing outside of steel that would concern me.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. And then the whole lean manufacturer, as you make and go-quarter-to quarter-to-quarter, are you seeing, I mean not radical differences, but are you seeing certainly changes quarter-to-quarter from the standpoint -- I mean it's an ongoing process, you always say that, but is that still happening at Ruger?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Oh yes, we're very actively involved. And there's a great deal of enthusiasm for something I have to occasionally temper when the guys are actually moving too fast because when you do lean conversions, you end up moving a lot of equipment and a lot of overhead air and electrical and duct work and wet dust collection and things like that. And those costs can get pretty expensive. And someone -- if you look at a monthly P&L and you see the MRO line climbing out of control, and sometimes I have to step in and say, "Whoa, Nellie, slow this down just a little bit and hit a reasonable pace." But left to their own devices, the guys would go crazy. They're having a good time.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. Okay. Is your project on that [door] building, is that completed? I think you're --

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Company - President, CEO

Almost completely finished. We still got to do a little bit of fencing and maybe some minor landscaping and extra security work. But if you drive by the property and you look for the door building, you won't find it.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. So it's gone.

Mike Fifer - Sturm, Ruger & Company - President, CEO

It's gone.

Brian Rafn - Morgan Dempsey Capital - Analyst

All right. And I'll ask you one more. The last time I asked you on the high end, if you guys had an interest in the 50-caliber line like Parrott runs and you certainly gave your answer. As you guys have gone with some of these smaller frame compacts, the SR-9c, the LCR, LCP, in your single-action and double-action, your "cowboy guns", is the Derringer market, is that a dead market or is that a fad market or is there a real gun market there?

Mike Fifer - Sturm, Ruger & Company - President, CEO

It's a real market, but it's not terribly large. I mean I think the -- I was looking into 2008 ATF numbers and my recollection is like Sandy Chisholm's company did less than 50,00 pieces in 2008 and he dominates the market, North American Arms. So it's not terribly big.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay. All right. Super job. Thanks, guys.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Okay. Yes?

Operator

Our next question comes from the line of [Stephen Merkel.] Please proceed.

Stephen Merkel Private Investor

Hey, Mike.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Hey, Steve.

Stephen Merkel Private Investor

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Just maybe some comments on the personal protection market. A lot of the new products are focused on that, but as you're seeing it now as far as just expansion?

Mike Fifer - Sturm, Ruger & Company - President, CEO

What's the specific question, Steve?

Stephen Merkel Private Investor

Are you still seeing growth in the personal protection market and the plans for additional smaller concealed weapons?

Mike Fifer - Sturm, Ruger & Company - President, CEO

I think it is probably the strongest market segment of all of them out there. I think there're still a lot of folks interested particularly with the economy and uncertainty in society. And so it's probably, of all the market segments, that one is probably the strongest.

Stephen Merkel Private Investor

Okay.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Okay. Jeff?

Operator

Yes. Our next question comes from the line of [Ben Daniel].

Please proceed.

Ben Daniel Private Investor

Hi. I just was wondering about what was the support again for believing that the surge -- you're saying at the beginning of the call that the surge is pretty much over now. And then you also believe that sales are kind of going to sustain at new levels.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Okay. Two parts to that. First, the surge, I think, largely ended, in particular for long guns, last June. And I think it ended because 100 days went by and the new administration and they didn't make any effort to put further restrictions on firearms or any material effort. And then the articles start getting -- written about that they're not focused on that. And then the consumers finally figured out that they weren't focused on it.

And somewhere in that summer time frame, the demand for the modern sporting rifle went from sort of the stratosphere down to the basement in just overnight. And it remained pretty sluggish thereafter. It's just starting to show some signs of picking up as retailers manage to flush through all the inventory they got buried in.

And so I took that as a sign of, well, largely the politically driven surge is over. However, because of -- I think the economy and other concerns, the personal protection market is still very strong. Folks are still interested in defending themselves. And so that guns that address that need seem to still be doing reasonably well.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Now the second part of your question on why do I think maybe it's settled at a higher level. Several factors come together to make me draw that conclusion. One is NICS checks. NICS checks are not a direct measurement of firearms transactions, and in fact probably less than 70% of the NICS number is related specific firearms transactions. But if you take either the gross number or you subtract out a couple of states like Kentucky, that do the math a bit differently from everyone else and include too many permit issue, you still see that the NICS checks are at a substantially higher level than they were pre-election.

For example, a month now, might have 1 million NICS checks where it had 700,000 or 800,000 NICS checks prior to the election. And -- we see that kind of pattern month-after-month. So that leads me to believe that folks are still out there buying firearms at the retail level.

Plus we also heard, during the peak of the surge, that there were a lot of new first-time buyers going into stores, looking at guns, taking training classes, permitting classes. And what we typically find is that once folks get over that huge initial barrier to entry, primarily fear, lack of knowledge and they don't know the buzzwords and it's kind of -- if you've never been to a gun store before, it's kind of a daunting task. But once they finally gave in, they get some training, they realize that guns are just mechanical instruments, but actually they're kind of quite delightful mechanical instruments, they like to get more of them.

And so I think that group of new users, some of them will never buy more than their first gun, but quite a few of them will go out there and, "Hey, these things are kind of cool. And the one I got is great, but there's another one with the neat features and benefits that's a little bit different, does a little something different, different caliber, whatever, and I'll get that too." And I think that's what may be driving the reason that NICS checks are staying substantially higher than they were a few years ago.

Ben Daniel Private Investor

Okay. And a followup, so it sounds like, if anything, for next maybe two years or so, if anything, it'd just be a gradual decline as far as demand goes, if anything.

Mike Fifer - Sturm, Ruger & Company - President, CEO

I have no idea better than yours.

Ben Daniel Private Investor

Right. Okay. Great.

Operator

Our next question comes from the line of Scott Hamann with Keybanc Capital Markets.

Please proceed.

Scott Hamann - Keybanc Capital Markets - Analyst

Hey, guys. Just a couple of follow-up housekeeping questions, the tax rate in the quarter was a little bit lower I guess than last year. And you called out the reason why. Is that something that's expected to continue for the foreseeable future?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Yes, until the tax law gets changed, which right now we have no indication that's going to be the case. So we're hopeful it'll stay where it is.

Scott Hamann - Keybanc Capital Markets - Analyst

At that 36%, right?

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Company - President, CEO

Correct.

Scott Hamann - Keybanc Capital Markets - Analyst

Okay. And then in terms of the lower year-over-year comp expense, I know that's probably hard to forecast for the balance of the year right now, but can you give me a flavor of where it was last year in the second half of the year? I assume it was pretty high. So we should expect that line item to be much lower this year?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well first off, I hope the comp line gets much higher. But let's not work on that. That probably won't happen.

What happened was that we give out equity opportunities that are performance related. They don't vest just on the consumption of oxygen over a number of years. They actually have to produce earnings results to get them to vest. And we had given some out in 2007 that we finally concluded might never vest.

And so we've stopped amortizing them. We gave some out in 2008 and we gave some out in 2009. And what happened was in the first half last year, it was clear that they were likely to vest. And so we went ahead and accelerated it, the amortization. And so we amortized multiple years worth, all at once. And that's why there was a big slug of expense primarily, I think, in the first half of the year, is when we did all the catch-up. And then the '09 ones would have been spread evenly over the four quarters. But the 2007s and the 2008s I think all got amortized in the second quarter last year or at least in the first half.

And then there was also an accounting treatment change that was a one-time change where we had some expense down on the other income line. The auditors came back and said no, that ought to be up in SG&A, with the tax offset down in other income. It was one of these where the ruling says you're supposed to expense the amount net of tax, so that's what we did. We just expensed the amount net of tax. And they said no, you should expense the growth amount above and then the tax below as an offset, resulting in a net amount being expensed.

So, that was sort of an odd one-time -- shoved a little bit of expense up in SG&A. I think that might also have been during Q2 last year. And it's sort of a one-time event; it won't happen again. And that was also -- that wasn't just that quarter; that was multiple prior quarters all being adjusted at once.

Scott Hamann - Keybanc Capital Markets - Analyst

Okay. So kind of looking at second half '10 versus second half '09, we shouldn't see as dramatic a reduction on that issue in the SG&A line?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Correct. Because I don't think the -- I think the second half comp expense last year was much less than the first half, just for those reasons I mentioned.

Scott Hamann - Keybanc Capital Markets - Analyst

Okay, great. Thanks, Mike.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Our next question comes from the line of Mark Close with Oppenheimer & Close.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Please proceed.

Mark Close - Oppenheimer & Close - Analyst

Good morning, Mike. I know what probably take time to see what happens. But with sort of the back-to-back Heller and McDonald rulings, would you expect the larger markets or, what I'll say is new markets, in those areas that have had particularly stringent gun control loss?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, I think what we've seen is that the city council or whatever in those areas, the legislative bodies have quickly passed new regulations that are grossly onerous and only purport to meet the Supreme Court rulings and, in fact, make it nearly impossible to get a firearm in your possession. And so I think we're looking at years of litigation to sort it all out. So I'm hopeful someday in the future there'll be markets in Chicago and Washington. But certainly, there are no new markets there now.

Mark Close - Oppenheimer & Close - Analyst

Okay, thanks.

Mike Fifer - Sturm, Ruger & Company - President, CEO

I mean basically, you still can't get a gun in those places.

Operator

(Operator Instructions). And it looks like we have a follow-up question that comes from the line of Brian Rafn with Morgan Dempsey Capital. Please proceed.

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes, Mike, I missed your opening comments. What if anything would be the new product development in shotguns?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, we have -- I don't mean be cute about this, so I apologize in advance. But we have a very, very, stringent policy of not discussing new products, only because it really harms the retailer and then ultimately harms us. If consumers get wind of the new products, they desperately want it for about six months. And then if they haven't got it or haven't seen it or haven't held it, then they're very indignant and they're damned if they'll ever buy it.

So we have to be incredibly cautious about talking about new products and have gone to the extreme of saying, depending on the nature of the product, how many thousands of them we want built, in boxes, on a shipping dock, before I'll tell anybody about their existence.

Brian Rafn - Morgan Dempsey Capital - Analyst

Yes.

Mike Fifer - Sturm, Ruger & Company - President, CEO

And then we do much, much better with it. Because even if you can't get it, if your buddy's got one and he'll take you to the range and let you shoot it, then you'll hold out to get one yourself. But if none appear in the first six months, a lot of folks are pretty resentful.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital - Analyst

Sure. Okay. And relative to your comments on M&A relative to pricing being ridiculous with compressions and earnings power, you had mentioned in the past, you were looking for a needle-moving transaction, obviously something certainly in the gun area. Given pricing, would there be any sense to looking at ancillary acquisitions, be it scopes or like whole grips or holsters or something that may not be -- it's an ancillary product but it's not specifically a gun product. Would there be any interest in that given the fact that pricing is ridiculous?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, we definitely look at what we call near neighbors and especially companies that would give us an opportunity to continue to use the channel that we're very familiar with and have great relationships with. So we are doing that.

Brian Rafn - Morgan Dempsey Capital - Analyst

Okay, all right. Thanks.

Operator

Ladies and gentlemen, I would now like to turn the call over to Sturm Ruger's President and CEO, Mike Fifer, for closing remarks.

Mike Fifer - Sturm, Ruger & Company - President, CEO

I just want to make sure we got all questions in. And we're willing to stay on as long as needed to answer everybody's question. But other than that, I don't have any closing remarks.

Jeff, do you want to do a count once more and see if we've got any questions?

Operator

Absolutely. (Operator Instructions). And it looks like we have a follow-up question from Bret Jordan with Avondale Partners. Please proceed.

Bret Jordan - Avondale Partners - Analyst

Hey, Mike, just sort of a qualitative. You made the comments, you didn't see any federal contracts for some time to come. What's your perspective on that and I guess sort of what do you view as the most realistic next contract to see come down the pipe from that side?

Mike Fifer - Sturm, Ruger & Company - President, CEO

That would be really speculative, but I'll go ahead and speculate for you.

Bret Jordan - Avondale Partners - Analyst

But I'm looking for it.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Now remember all those forward-looking caution statements?

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Bret Jordan - Avondale Partners - Analyst

I do, yes.

Mike Fifer - Sturm, Ruger & Company - President, CEO

And I honestly, I have no idea. But given all that, maybe the M4 upper replacement contracts from the Army might be the next one they actually take steps to move forward on. But I think in so many of these, with the uncertainty of the wars in front of us, and concerns over spending amounts, there's proponents within the service, but then lots of reasons why they can't move them forward.

So maybe the M4 offer, but I honestly think most of the contracts are way off in the future.

Bret Jordan - Avondale Partners - Analyst

And you think an M4 rebuild rather than a replacement's more likely?

Mike Fifer - Sturm, Ruger & Company - President, CEO

I think it is. And I'm a little hesitant to talk much about this because I don't have good details. But I think the 556 caliber SCAR project was just canceled. So that kind of indicates that they're stepping back from a total new replacement of the basic infantryman carbine.

Bret Jordan - Avondale Partners - Analyst

Okay. Do you think they switched from 556 to 68 eventually or is this just, I mean, an M4 rebuild with 556 staying the long-term caliber?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Boy, we're going way beyond my knowledge level and probably the knowledge level of almost anybody in the Pentagon too.

Bret Jordan - Avondale Partners - Analyst

All right. We'll leave it there. All right.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Okay.

Operator

Our next question comes from the line of [Chris Harrell].

Please proceed.

Chris Harrell - Verity Investment Management Group - Analyst

Hey, Mike. Good morning.

I had a question about the sampling in range programs that some retailers have. I wonder, if you can just help me understand how many retailers actually have these programs or how prevalent it is maybe anecdotally and whether you guys have a good representation of these programs.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Company - President, CEO

I don't think there's that many out there. I have -- I don't have the number at my fingertips. But there are several hundred ranges out there affiliated with retailers, some of them very small, just a couple of short 25-yard handgun lines. And there are very few that have more than that that have many lines, that have rifle range lines.

But we do have a very active program where we make available to them new products and some of the mature products that are very good on the range at a very deep discount. We ask them to keep those products on the range for a year and then they can sell them and replace them with new ones.

And there are some guns, like the LCR, that if you see it in the case, it's of interest. But if you pick it up and dry fire it, often you realize how dramatically good the trigger is. And then if you're fortunate enough to go out on a range, pretty much you're going to buy it.

Chris Harrell - Verity Investment Management Group - Analyst

Right. So that's --

Mike Fifer - Sturm, Ruger & Company - President, CEO

We try to encourage it wherever we can, but they're just aren't that many. I mean it's measured in the hundreds not in the thousands.

Chris Harrell - Verity Investment Management Group - Analyst

Okay. Is there any reason that certain ones wouldn't work with you because I'm a little puzzled by Shoot Straight which I know is a big dealer down here, which got rid of its range program and then has reinitiated it. And it's much bigger, much broader in terms of what the manufacturers they represent or provide and that's available. And you guys are conspicuously absent. And I was wondering if you had anything to do with like the two-step distribution that you mentioned, whether they're able to go around -- and get them. But it sounds like you make them available when you can.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Oh absolutely. And I really can't speak to the specifics of Shoot Straight. I just don't know. I mean there could be any number of reasons. But now I know it. I can assure you that our local salesmen will be in there tomorrow.

Chris Harrell - Verity Investment Management Group - Analyst

Sure. Thanks.

Mike Fifer - Sturm, Ruger & Company - President, CEO

All right.

Operator

And it looks like our final question comes from the line of [Daniel Koslowski].

Please proceed.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

Daniel Koslowski Private Investor

Hello, Mike.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Hi, Dan.

Daniel Koslowski Private Investor

Thanks for doing the call. A quick question for you, regarding the acquisition multiples that the sellers are potentially demanding, how do those multiples and/or valuations compare to Ruger's own valuation? And I guess what I'm really asking is how long will you go waiting for the acquisition before you just say "hey, let's just buy more of our own company" and buy in your own shares? I mean the share count has crept up from just over 19 million to 19.5 million I believe. And...

(Multiple Speakers)

Daniel Koslowski Private Investor

On employee diluted basis?

Mike Fifer - Sturm, Ruger & Company - President, CEO

I think it's closer to 19.2 million. I'll have [Tom] look at real quick, Dan.

Daniel Koslowski Private Investor

Okay. I stand corrected. But at some point, does it just make sense to buy more of Ruger as opposed to kind of waiting for a transformative acquisition in the open market?

Mike Fifer - Sturm, Ruger & Company - President, CEO

Well, I'm occasionally puzzled when I see reports on Ruger trading at multiples in the teens because if I subtract cash and then look at our EBITDA multiple, I think it's in the low single digits.

Daniel Koslowski Private Investor

Yes.

Mike Fifer - Sturm, Ruger & Company - President, CEO

So that's kind of discouraging and doesn't make Ruger shares a very good currency.

But what I'm observing on multiples to folks we talk to, they're expecting that they should get at least 10 on these acquisition targets, which is just absurd. And I guess, if cash builds up too much or that our stock price goes much lower, we'll be buying it back.

My preference would be frankly to grow the company, get us to a higher market cap so that additional mutual funds can invest in Ruger. I think most institutional investors are precluded in investing in us because of our market cap. And so we're really missing out a tremendous opportunity to grow the shareholder value.

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

So if I go buy $20 million worth of stock back, I've just reduced our market cap another 20 million bucks and I'm that much farther away from a market cap that allows everybody else to participate in Ruger shares.

So I am told that wasn't a very helpful answer. But we weight it constantly. We talk about it at every board meeting and we do file a 10b5-1 after every board meeting that lasts until the next quarterly meeting. And should the stock suddenly drop, we'll probably be in there buying.

Daniel Koslowski Private Investor

Okay. Well just as a shareholder, I'd encourage you just to kind of take what the market gives you. And if the acquisition multiples are far too high, buying back your own stock, although I agree it would reduce the market cap and maybe the float. But the flipside is, if you continue to grow EPS as you have, the institutional buyers will be there and your market cap will grow over time.

So just as from one shareholder, I definitely encourage you to -- if the stock is cheap, buy it in because that will give other institutional shareholders the confidence that if the stock ever were to sell off or dramatically that your management is pulling that lever.

So you've done a great job over the years buying back stock, so we obviously would hope you continue to do that in the future.

But great job in the quarter and keep up the good work.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Okay. Jeff, I know you said that was the final question, but if there are any others, we want to try to take care of everybody.

Operator

Absolutely.

(Operator Instructions).

And, Mr. Fifer, it appears, there are no questions in the queue.

Mike Fifer - Sturm, Ruger & Company - President, CEO

Okay. I'd like to thank everyone for taking the time out of your morning to join us. And for folks hanging on the Ruger, we certainly appreciate that.

Thank you very much.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for your participation.

END

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Final Transcript
Jul 29, 2010 / 01:00PM GMT, RGR - Q2 2010 Sturm Ruger Earnings Conference Call

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